                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [X] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [ ] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                                 Badger Meter
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                      LOGO

                               BADGER METER, INC.

                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 1998

     The Annual Meeting of the Shareholders of Badger Meter, Inc. (the "Company") will be held at THE MILWAUKEE CLUB, 706 North Jefferson Street, Milwaukee, Wisconsin, 53202, on Friday, April 24, 1998, at 8:30 a.m. local time, for the following purposes:

          1. To approve three proposed amendments to Article Fifth of the Company's Restated Articles of Incorporation to provide for:

           (a) the division of the Board of Directors into three classes having staggered terms;

           (b) limitations on the removal of directors; and

           (c) the establishment of higher voting requirements for shareholders to amend, alter or repeal Article Fifth;

          2. To elect ten directors to serve for staggered one-, two- and three-year terms if the proposed Article Fifth Amendments to the Company's Restated Articles of Incorporation described at Item 1 above are adopted, or otherwise to serve for the ensuing year;

          3. To approve a proposed amendment to the Company's Restated Articles of Incorporation to increase the authorized shares of Common Stock from 5,000,000 to 20,000,000 and Class B Common Stock from 5,000,000 to 20,000,000; and

          4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Holders of record of Common Stock and Class B Common Stock of the Company at the close of business on February 27, 1998 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Holders of Common Stock will be entitled to one vote per share so held. Holders of Class B Common Stock will be entitled to ten votes per share so held.

     Please vote the enclosed proxy form, sign and return it in the envelope provided. You retain the right to revoke the proxy at any time before it is actually voted.

                                          By Order of the Board of Directors

                                          Deirdre C. Elliott, Secretary

March 27, 1998

                               BADGER METER, INC.
                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                                PROXY STATEMENT

To the Shareholders of
BADGER METER, INC.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at 8:30 a.m. local time, Friday, April 24, 1998, at THE MILWAUKEE CLUB, 706 North Jefferson Street, Milwaukee, Wisconsin 53202, and at any adjournments or postponements thereof.

     Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by giving notice to the Company in writing or in open meeting. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and any adjournments or postponements thereof.

     The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on February 27, 1998. As of the record date, the Company had 2,502,382 shares of Common Stock (the "Common Stock") of the Company outstanding and entitled to one vote per share, and 1,125,570 shares of Class B Common Stock (the "Class B Common Stock") of the Company outstanding and entitled to ten votes per share. As of the record date, the total number of votes represented by shares of Common Stock and Class B Common Stock was 13,758,082 votes, consisting of 2,502,382 votes represented by outstanding shares of Common Stock and 11,255,700 votes represented by outstanding shares of Class B Common Stock. These shares reflect the 2-for-1 stock split effective April 18, 1997.

     This Proxy Statement is being furnished to shareholders of the Company on or about March 27, 1998.

                      NOMINATION AND ELECTION OF DIRECTORS

     At the Meeting, holders of Common Stock and Class B Common Stock, voting as a single class, shall be entitled to elect ten directors. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

     Proxies received representing one vote per share of Common Stock or representing ten votes per share of Class B Common Stock will, unless otherwise directed, be voted in favor of the election of each of the ten persons named below to serve as directors for staggered one-, two- and three-year terms if the proposed Article Fifth Amendments to the Company's Restated Articles of Incorporation are adopted, or until their respective successors have been duly appointed, or until their prior death, resignation or removal.

     Listed below are the names of the nominees of the Board of Directors for the office of director to serve for staggered one-, two- and three-year terms if the proposed Article Fifth Amendments to the Company's Restated Articles of Incorporation are adopted or otherwise to serve for the ensuing year, together with certain additional information concerning each such nominee. The ten nominees are presently directors of the Company. If any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, shall have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                       NOMINEES FOR ELECTION AS DIRECTORS

           NAME AND POSITION                                                                       DIRECTOR
             WITH COMPANY                  AGE     BUSINESS EXPERIENCE DURING LAST FIVE YEARS       SINCE
           -----------------               ---     ------------------------------------------      --------
CLASS I -- ONE-YEAR TERM:
James L. Forbes........................    65     Badger Meter, Inc.: President and Chief            1981
  President and Chief Executive Officer           Executive Officer
Charles F. James, Jr. .................    66     Milwaukee School of Engineering: Vice              1986
                                                  President of Academics. Formerly, University
                                                  of Wisconsin -- Milwaukee: Dean of the
                                                  College of Engineering and Applied Science.
John J. Stollenwerk....................    58     Allen-Edmonds Shoe Corporation (a                  1996
                                                  manufacturer and marketer of shoes): Owner
                                                  and President.
James O. Wright, Jr. ..................    52     The Wright Tax Service: Owner.                     1978

CLASS II -- TWO-YEAR TERM:
James O. Wright........................    77     Badger Meter, Inc.: Chairman of the Board.         1948
  Chairman of the Board
Robert M. Hoffer.......................    77     WICOR, Inc. (a holding company): Retired           1967
                                                  Chairman and Chief Executive Officer.
                                                  Wisconsin Gas Company (gas distribution
                                                  utility): Retired Chairman and Chief
                                                  Executive Officer.
Andrew J. Policano.....................    48     University of Wisconsin: Dean of the School        1997
                                                  of Business.
CLASS III -- THREE-YEAR TERM:
Kenneth P. Manning.....................    56     Universal Foods Corporation (an international      1996
                                                  marketer of flavors, colors, bioproducts,
                                                  yeast & dehydrated vegetables):
                                                  President/Chief Executive Officer and
                                                  Chairman.
Donald J. Schuenke.....................    69     Northern Telecom Limited (a                        1982
                                                  telecommunications company): Chairman.
                                                  Northwestern Mutual Life Insurance Company:
                                                  Retired Chairman and Chief Executive Officer.
Pamela B. Strobel......................    45     Commonwealth Edison Co. (an electric               1995
                                                  utility): Senior Vice President and General
                                                  Counsel. Unicom Corp. (parent company of
                                                  Commonwealth Edison Co.): Senior Vice
                                                  President. Formerly, Sidley & Austin Law
                                                  Firm: Partner

     Messrs. James O. Wright, James L. Forbes and James O. Wright, Jr. may be deemed to "control" the Company because of their voting power over 665,508 shares of Class B Common Stock. This stock held in the Badger Meter Voting Trust represents 6,655,080 votes or approximately 48.4% of the votes represented by outstanding shares of Common Stock and Class B Common Stock. (See "Stock Ownership of Management and Others.") James L. Forbes and James O. Wright each have additional voting power over 57,786 shares of Common Stock and 314,762 shares of Class B Common Stock as trustees of the Badger Meter Officers' Voting Trust, for total voting power over 57,786 shares of Common Stock and 980,270 shares of Class B Common Stock, representing 9,860,486 votes or approximately 71.7% of the votes represented by outstanding shares of Common Stock and Class B Common Stock.

     Mr. James O. Wright, Jr. is the son of James O. Wright, Chairman of the Company.

     Certain directors of the Company also serve as directors of other companies, some of which are publicly held. Mr. Forbes is a director of Firstar Trust Company, Firstar Corporation, Universal Foods Corporation, Journal Communications, Inc. and United Wisconsin Services, Inc. Mr. Manning is a director of Universal Foods Corporation, Firstar Corporation and Firstar Trust Company. Mr. Policano is a director of National Guardian Life Insurance Company. Mr. Schuenke is a director of A. O. Smith Corporation, Northern Telecom Limited, Federal Home Loan Mortgage Corporation and Allen-Edmonds Shoe Corporation. Mr. Stollenwerk is a director of Allen-Edmonds Shoe Corporation, Northwestern Mutual Life Insurance Company, Firstar Bank Milwaukee, N.A., and Koss Corporation. Mr. James O. Wright is a director of Marshall & Ilsley Corporation.

COMMITTEES, MEETINGS AND ATTENDANCE

     The Board of Directors of the Company had five standing committees during 1997: Audit, Compliance, Employee Benefit Plans, Management Review and Technology.

     The Audit Committee, which met twice in 1997, consists of Messrs. Hoffer (Chairman), Manning and Policano and Ms. Strobel. The Audit Committee recommends to the Board of Directors independent auditors for selection by the Company, discusses with the independent auditors and internal auditors the scope and results of audits, and approves and reviews any non-audit services performed by the Company's independent auditing firm.

     The Management Review Committee, consisting of Messrs. Schuenke (Chairman), Hoffer, Stollenwerk and Policano, met in January 1997, May 1997, November 1997, and January 1998. The Management Review Committee reviews and establishes all forms of compensation for the officers of the Company and administers the Company's benefit plans including the various stock option plans. The Committee also reviews the various management development and succession programs. The Committee selects nominees for the Company's Board of Directors. The Committee considers nominees for directors recommended by the shareholders but has no established procedure which must be followed.

     The Compliance Committee, which met once in 1997, consists of Ms. Strobel (Chairman), and Messrs. James and Wright, Jr. The Compliance Committee monitors the Company's compliance with the Company's policies governing activities which include but are not limited to business ethics, environment, safety, diversity and quality processes.

     The Employee Benefit Plans Committee, which met three times in 1997, consists of Messrs. Wright, Jr. (Chairman), Schuenke and Wright. The Employee Benefit Plans Committee oversees the administration of the Company's pension plan, employee savings and stock ownership plan and other retirement plans.

     The Technology Committee, which met twice in 1997, consists of Messrs. James (Chairman), Manning, Stollenwerk and Wright. This committee assesses the development and maintenance of the technologies used by the Company in all aspects of the Company's operations.

     The Board of Directors held five meetings in 1997. All directors attended at least 75% of the meetings of the Board of Directors and committees on which they serve.

DIRECTOR COMPENSATION

     The president and CEO is an employee of the Company and receives no compensation as a director. All other directors are compensated as follows:
Directors were compensated at a rate of $1,200 for each Board of Directors meeting attended and were reimbursed for out-of-pocket travel, lodging and meal expenses. Directors were paid an additional fee of $750 per month and were compensated at the rate of $750 for each committee meeting they attended. Directors were compensated an additional $250 for out-of-town or all-day meetings.

     Effective January 1, 1996, the non-employee directors of the Company participate in the same long-term incentive plan as certain members of the management group. Under the terms of the plan, the directors earn cash bonuses based on the same earnings growth objectives as other participants. The maximum amount that a director can earn under the long-term incentive plan is $10,000 to $14,000 per year, depending on date of award.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of February 28, 1997, the number of shares of the Company's Common Stock and Class B Common Stock beneficially owned by (i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and/or Class B Common Stock (as reported to the Securities and Exchange Commission). Beneficial ownership of shares is reported in the following table and footnotes in accordance with the beneficial ownership rules promulgated by the Securities and Exchange Commission. Such rules define "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to such security.

     Compliance with these rules results in overlapping beneficial ownership of shares. Therefore, certain shares set forth in the table below are reported as being beneficially owned by more than one person. Although the beneficial owners of shares of Class B Common Stock are deemed to beneficially own an equal number of shares of Common Stock, due to the convertibility of Class B Common Stock into Common Stock, no "double counting" with respect to the two classes of Common Stock is reported.

     In the aggregate, approximately 236,813 shares of Common Stock and 980,270 shares of Class B Common Stock, representing an aggregate of 10,039,513 votes or approximately 72.2% of the votes represented by the aggregate outstanding shares of Common Stock and Class B Common Stock, are beneficially held by directors and officers of the Company as a group.

        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF BADGER METER, INC.
          COMMON STOCK(1) (UNLESS DESIGNATED AS CLASS B COMMON STOCK)

                                                                                                NUMBER OF SHARES
                                                                                                  BENEFICIALLY
                                OPTIONS            SOLE                SHARED                      OWNED AND
                              EXERCISABLE       BENEFICIAL           BENEFICIAL                 PERCENT OF CLASS
           NAME              WITHIN 60 DAYS    OWNERSHIP(2)         OWNERSHIP(2)                  OUTSTANDING
           ----              --------------    ------------         ------------                ----------------
James O. Wright
  Common Stock(1)..........       6,000            5,080(4)            59,786(3)(5)(6)(7)            70,866
                                                                                                        2.8%
  Class B Common Stock.....                                           980,270(3)(5)(6)              980,270
                                                                                                       87.1%
James L. Forbes
  Common Stock(1)..........       1,400           12,039(3)(4)         57,286(3)(5)                  64,505
                                                                                                        2.5%
  Class B Common Stock.....                       83,576(3)           980,270(3)(5)                 980,270
                                                                                                       87.1%
Robert M. Hoffer
  Common Stock(1)..........       9,000            2,000                                             11,000
                                                                                                        0.4%
Charles F. James, Jr.
  Common Stock(1)..........       9,000            1,000                  600                        10,600
                                                                                                        0.4%
Kenneth P. Manning
  Common Stock(1)..........       8,700            1,500                                             10,200
                                                                                                        0.4%
Andrew J. Policano
  Common Stock(1)..........       9,500              500                                             10,000
                                                                                                        0.4%
Donald J. Schuenke
  Common Stock(1)..........       9,000            4,000                                             13,000
                                                                                                        0.5%

                                                                                                NUMBER OF SHARES
                                                                                                  BENEFICIALLY
                                OPTIONS            SOLE                SHARED                      OWNED AND
                              EXERCISABLE       BENEFICIAL           BENEFICIAL                 PERCENT OF CLASS
           NAME              WITHIN 60 DAYS    OWNERSHIP(2)         OWNERSHIP(2)                  OUTSTANDING
           ----              --------------    ------------         ------------                ----------------
John J. Stollenwerk
  Common Stock(1)..........       9,000            4,391                                             13,391%
                                                                                                        0.5
Pamela B. Strobel
  Common Stock(1)..........       9,000            2,900                                             11,900%
                                                                                                        0.4
James O. Wright, Jr.
  Common Stock(1)..........       9,000            1,950                                             10,950%
                                                                                                        0.4
  Class B Common Stock.....                        5,600(5)           665,508(5)(6)                 665,508%
                                                                                                       59.1
Robert D. Belan
  Common Stock(1)..........      15,400            4,508(4)                                          19,908%
                                                                                                        0.8
  Class B Common Stock.....                       18,018(3)                                          18,018%
                                                                                                        1.6
Ronald H. Dix
  Common Stock(1)..........      13,000           10,045(4)            58,086(3)                     79,351%
                                                                                                        3.2
  Class B Common Stock.....                       22,416(3)           314,762(3)                    314,762%
                                                                                                       27.9
William H. Vander Heyden
  Common Stock(1)..........       5,400            6,094(3)(4)            400                        11,894%
                                                                                                        0.5
  Class B Common Stock.....                       49,154(3)                                          49,154%
                                                                                                        4.4
Richard A. Meeusen
  Common Stock(1)..........       6,667            1,121(4)                                           7,788%
                                                                                                        0.3
  Class B Common Stock.....                       10,352(3)                                          10,352%
                                                                                                        0.9
All Directors and Officers
  as a Group (17 persons,
  including those named
  above)
  Common Stock(1)..........     134,534           48,128(3)(4)         59,786(3)(5)(6)(7)           236,813%
                                                                                                        9.0
  Class B Common Stock.....                      197,624(3)(5)        980,270(3)(5)(6)              980,270%
                                                                                                       87.1
William H. Alverson
  780 N. Water Street
  Milwaukee, WI 53202
  Class B Common Stock.....                                            90,868(5)(6)                  90,868%
                                                                                                        8.1
William C. Wright
  11740 N. Port
  Washington Road
  Mequon, WI 53092
  Class B Common Stock.....                                            90,868(5)(6)                  90,868%
                                                                                                        8.1

                                                                                                NUMBER OF SHARES
                                                                                                  BENEFICIALLY
                                OPTIONS            SOLE                SHARED                      OWNED AND
                              EXERCISABLE       BENEFICIAL           BENEFICIAL                 PERCENT OF CLASS
           NAME              WITHIN 60 DAYS    OWNERSHIP(2)         OWNERSHIP(2)                  OUTSTANDING
           ----              --------------    ------------         ------------                ----------------
Dimensional Fund
  Advisors Inc.
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
  Common Stock(1)(8).......                       99,400              169,700                       169,700
                                                                                                        6.9%
  Class B Common
     Stock(8)..............                       58,000                                             58,000
                                                                                                        5.2%
Heartland Advisors, Inc.
  790 N. Milwaukee Street
  Milwaukee, WI 53202
  Common Stock(1)(9).......                      385,700                                            385,700
                                                                                                       15.4%
M&I Trust Company
  1000 N. Water St.
  Milwaukee, WI 53202
  Common Stock(1)..........                                           354,891(10)                   354,891
                                                                                                       14.2%
  Class B Common Stock.....                      144,000(5)           275,744(5)(6)(10)             419,744
                                                                                                       37.3%

-------------------------
 (1) Class B Common Stock is convertible on a share-for-share basis into Common Stock at any time at the discretion of the holder thereof. As a result, a holder of Class B Common Stock is deemed to beneficially own an equal number of shares of Common Stock which such shareholder acquires upon the conversion of Class B Common Stock. However, in order to avoid overstatement of the aggregate beneficial ownership of Common Stock and Class B Common Stock, the Common Stock reported as beneficially owned does not include Common Stock which may be acquired upon the conversion of Class B Common Stock. Similarly, the percentage of outstanding Common Stock beneficially owned is determined with respect to the total number of shares of Common Stock outstanding as of February 27, 1998 (2,502,382 shares), which does not include shares of Common Stock which may be issued upon conversion of Class B Common Stock.

 (2) Unless otherwise indicated, the beneficial owner has sole investment and voting power or shared voting and investment power over the reported shares.

 (3) The Badger Meter Officers' Voting Trust ("Officers' Trust"), of which James
     O. Wright, Ronald H. Dix and James L. Forbes are trustees, holds 57,786 shares of Common Stock and 314,762 shares of Class B Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Officers' Trust have the right to vote all shares of Company stock held therein. Whenever beneficiaries of the Officers' Trust possessing trust interests representing in the aggregate at least 75% of all the votes represented in the Officers' Trust direct the sale or other disposition of shares and dissolution of the trust, the trustees must make the sale or other disposition. When all of the trustees agree and beneficiaries possessing trust interests representing in the aggregate a majority of all of the votes represented in the Officers' Trust give their written approval of the sale or other disposition of shares, the trustees may make the sale or other disposition. The Officers' Trust will exist for 30 years from December 18, 1992 to December 18, 2022 and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Officers' Trust or by applicable law.

     The Officers' Trust has a $2,000,000 bank credit line used to assist officers in financing the purchase of Company stock. Loans to the Officers' Trust are guaranteed by the Company and the stock purchased by the officers using this credit facility is pledged to the Company to secure the loans. The Officers'

     Trust holds shares with a value more than sufficient to cover the credit line. All officers, including the named executive officers, have purchased Company stock using this credit facility.

     Messrs. Wright, Dix and Forbes all share voting power in all of the shares deposited in the Officers' Trust. Beneficiaries of the Officers' Trust have sole investment power over only those shares individually deposited in the Officers' Trust. Mr. Dix has sole investment power over 1,480 shares of Common Stock and 22,416 shares of Class B Common Stock. Mr. Forbes has sole investment power over 6,720 shares of Common Stock and 83,576 shares of Class B Common Stock. Messrs. Belan, Meeusen and Vander Heyden have sole investment power (but no voting power) over 3,218, 952 and 1,970 shares of Common Stock and 18,018, 10,352 and 49,154 shares of Class B Common Stock, respectively.

 (4) In conjunction with the Badger Meter, Inc. Employee Savings and Stock Ownership Plan, Common Stock included in the preceding table has been allocated to the following directors and/or officers as follows: James O. Wright, 1,080 shares; James L. Forbes, 5,319 shares; Robert D. Belan, 1,290 shares; Ronald H. Dix, 2,705 shares; Richard A. Meeusen 169 shares; William
     H. Vander Heyden, 4,124 shares; and all officers as a group (including Messrs. Wright and Forbes) 15,392 shares. A person who has been allocated shares pursuant to this plan has sole voting power but no investment power with respect to these shares.

 (5) The Badger Meter Voting Trust ("Voting Trust"), of which James O. Wright, James L. Forbes and James O. Wright, Jr. are trustees, holds 665,508 shares of Class B Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Voting Trust have the right to vote all shares of Company stock held therein. The Voting Trust will exist for 30 years beyond the lives of certain members of the Wright family, unless earlier terminated by a vote of holders of Voting Trust certificates representing 75% of the stock then held therein or by applicable law. Shares held in the Voting Trust include shares reported above as beneficially owned by other named persons, each of whom may have shared investment power over the shares listed, as follows: (a) 90,868 of the shares of Class B Common Stock reported as beneficially owned by Mr. William C. Wright (which includes the 90,868 shares reported as beneficially owned by William H. Alverson); (b) 407,504 shares of Class B Common Stock of the shares reported as beneficially owned by James O. Wright; (c) 214,960 of the shares of Class B Common Stock reported as beneficially owned by James O. Wright, Jr.; and (d) 336,544 shares of Class B Common Stock reported as beneficially owned by M&I Trust Company. Mr. James O. Wright, Jr. has sole investment power over 5,600 shares of Class B Common Stock held in the Voting Trust.

 (6) The number of shares shown includes shares which are reported as beneficially owned solely because such persons are co-trustees of trusts for the benefit of various Wright family members, as follows: James O. Wright, Jr., 214,960 shares of Class B Common Stock; William H. Alverson, 90,868 shares of Class B Common Stock; James O. Wright, 407,504 shares of Class B Common Stock; William C. Wright, 90,868 shares of Class B Common Stock; and M&I Trust Company, 192,544 shares of Class B Common Stock. All of these shares are held in the Voting Trust (see note 5 above).

 (7) Includes 2,000 shares of Common Stock over which Mr. Wright has shared investment power and no voting power.

 (8) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 169,700 shares of Badger Meter, Inc. Common Stock and 58,000 shares of Class B Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (9) These securities are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

(10) The number of shares shown includes shares held in one or more employee benefit plans, where the Marshall & Ilsley Trust Company, as custodian, may be viewed as having voting or dispositive authority in certain situations pursuant to Department of Labor regulations or interpretations or federal case law. Marshall & Ilsley Trust Company disclaims beneficial ownership of the shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation earned during each of the Company's last three years by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 1997.

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                                               ---------------------------
                                               ANNUAL COMPENSATION             EARNINGS UNDER
                                      --------------------------------------     LONG-TERM      SECURITIES    ALL OTHER
         NAME AND            FISCAL                           OTHER ANNUAL     INCENTIVE PLAN   UNDERLYING   COMPENSATION
    PRINCIPAL POSITION        YEAR    SALARY($)   BONUS($)   COMPENSATION($)       ($)(4)       OPTIONS(#)      ($)(2)
    ------------------       ------   ---------   --------   ---------------   --------------   ----------   ------------
James L. Forbes............   1997     349,387    172,500             0            38,759          8,680        2,375
  President and Chief         1996     330,356    163,000             0            33,747          8,680        2,250
  Executive Officer           1995     306,647    107,105             0                 0              0        2,260
William H. Vander Heyden...   1997     219,099          0             0            24,090          5,768        2,375
  President -- Industrial     1996     212,235     59,996        29,558(1)         24,090          5,768        2,250
                              1995     203,480          0             0                 0              0        2,260
Robert D. Belan............   1997     196,002     75,800             0            20,348          4,872        2,375
  President -- Utility        1996     181,574     70,680             0            20,348          4,872        2,250
                              1995     169,033     57,172             0                 0          5,000        2,260
Ronald H. Dix..............   1997     153,064     52,500             0            15,437          3,696        2,375
  Vice President Admin. &     1996     143,235     45,850             0            15,437          3,696        2,250
  Human Resources             1995     132,980     30,017             0                 0          5,000        2,260
Richard A. Meeusen.........   1997     150,126     50,900             0            15,904          3,808        2,375
  Vice President -- Finance,  1996     138,913     44,030             0            15,904         13,808        2,040
  Treasurer and Chief         1995      18,569          0             0                 0              0            0
  Financial Officer(3)

-------------------------
(1) In 1996, Mr. Vander Heyden was reimbursed for a portion of his estimated additional income taxes as the result of the expiration of restrictions on stock granted to him in 1986 pursuant to the Company's Restricted Stock Plan approved by the shareholders in 1984.

(2) Company contribution to Badger Meter, Inc. Employee Savings and Stock Ownership Plan (ESSOP).

(3) Mr. Meeusen's employment with the Company began in November 1995.

(4) During 1996, each of the executive officers named in the table was designated as a participant under the Company's Long-Term Incentive Plan ("LTIP"). The LTIP provides annual cash bonuses to the named officers and other members of the management group with respect to a four or five year performance period. The awards are based upon annual attainment of earnings objectives for the period 1996 to 2000, as established by the Board of Directors. Maximum annual payments under this plan are $38,759, $24,090, $20,348, $15,437 and $15,904 for Messrs. Forbes, Vander Heyden, Belan, Dix and Meeusen, respectively. A maximum of two more annual payments may be made under the LTIP for the years 1998 to 2000.

     Certain benefits (including social club dues, automobile and legal and accounting services) were provided through the Company to the executive officers named in the table above. In 1997, the aggregate amount of such benefits for each of the executive officers named in the table did not exceed 10% of such officer's cash compensation.

OPTION GRANTS IN 1997

     The following table sets forth certain information concerning options to purchase Common Stock granted in 1997 to the individuals named in the Summary Compensation Table.

                                                          INDIVIDUAL GRANTS
                                 -------------------------------------------------------------------
                                                NUMBER OF
                                                SECURITIES    % OF TOTAL                                  CURRENT
                                                UNDERLYING     OPTIONS                                    PRESENT
                                                 OPTIONS      GRANTED TO    EXERCISE OR                  VALUE AT
                                     TYPE        GRANTED     EMPLOYEES IN   BASE PRICE    EXPIRATION      DATE OF
             NAME                OF OPTION(1)      (#)       FISCAL YEAR      ($/SH)         DATE        GRANT($)
             ----                ------------   ----------   ------------   -----------   ----------     --------
James L. Forbes................   Non-Qual        4,237          2.9%         $22.50       5/16/07        $37,879
James L. Forbes................     ISO           4,443          3.0%         $22.50       5/16/07        $39,720
William H. Vander Heyden.......   Non-Qual        1,325          0.9%         $22.50       5/16/07        $11,846
William H. Vander Heyden.......     ISO           4,443          3.0%         $22.50       5/16/07        $39,720
Robert D. Belan................   Non-Qual          429          0.3%         $22.50       5/16/07        $ 3,835
Robert D. Belan................     ISO           4,443          3.0%         $22.50       5/16/07        $39,720
Ronald H. Dix..................     ISO           3,696          2.5%         $22.50       5/16/07        $33,042
Richard A. Meeusen.............     ISO           3,808          2.6%         $22.50       5/16/07        $34,044

-------------------------
(1) Options identified as "non-qual" are non-qualified stock options for purposes of the Internal Revenue Code of 1986, as amended. "ISO" options are incentive stock options and are qualified options for purposes of the Internal Revenue Code of 1986, as amended. The option base price is the fair market value of the stock at the time of the grant. Options become exercisable between four and eight years after date of grant. Termination of employment for any reason other than death, disability or retirement will result in the cancellation of the unexercisable options. The term of the options is ten years. The current present value at date of grant was computed under the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 6.5%; dividend yield of 1%; expected market price volatility factor of 23%; and a weighted average expected life of seven years.

AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the exercise in 1997 of options to purchase Common Stock by the five individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 1997.

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                   SHARES                     UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                 ACQUIRED ON      VALUE        OPTIONS AT FY-END(#)            AT FY-END($)
             NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
             ----                -----------   -----------   -------------------------   -------------------------
James L. Forbes................     6,020       $147,648           4,730/12,010             $139,551/$252,899
William H. Vander Heyden.......     1,442       $ 10,635            7,563/7,931             $235,188/$166,641
Robert D. Belan................     1,218       $  8,983           15,527/8,399             $480,029/$191,118
Ronald H. Dix..................     1,524       $ 17,127           13,686/6,782             $421,778/$157,142
Richard A. Meeusen.............       952       $  7,021           6,428/10,236             $182,395/$251,891

PENSION PLAN TABLE

     The Company maintained a defined benefit pension plan (the "Pension Plan") covering all domestic salaried employees including the above-named executive officers. Effective January 1, 1997, the Pension Plan was modified to become a "cash balance" plan. Under this approach, a participant has an account balance which is credited each year with dollar amounts equal to 5% of compensation, plus 2% of compensation in excess of the Social Security wage base. Interest is credited to the account balance each year at a rate of interest based upon 30-year U.S. Treasury securities. A starting balance was established for each participant based upon December 31, 1996 accrued benefits under the prior Pension Plan formula.

     Additional annual dollar amounts are credited to the accounts of participants with Pension Plan participation prior to January 1, 1997. These additional annual credits are 3% for those with less than 11 years; 4% for those with 11 to 20 years; and 5% for those with over 20 years. The additional credits will apply for years after 1996 for each year of continued employment but limited to the lesser of 15 years or the number of the participant's years of credited service as of December 31, 1996. At retirement, a participant may elect a cash payment of the account balance or a life annuity of equivalent value.

     Mr. Meeusen is eligible for benefits under the cash balance plan but is not eligible for benefits under the prior plan's final average pay formula. The estimated total annual benefit payable to Mr. Meeusen under the cash balance plan at age 65 is $69,589. This projected benefit was determined assuming no future increases in pay and interest credited annually to the cash balance account at a rate of 7%.

     The remaining executive officers, because of their ages, are expected to obtain retirement benefits according to the prior plan's final average pay formula, which has been retained under the modified Pension Plan as a minimum benefit for employees who had attained age 50 and completed 10 or more years of service as of December 31, 1996.

     Under the prior formula, the monthly pension at normal retirement (age 65) for all executive officers is equal to the sum of nine-tenths percent (0.9%) of the participant's average monthly compensation (based on the highest 60 months of the last 120 months compensation) multiplied by the participant's years of service, not to exceed 30; and six-tenths percent (0.6%) of the participant's average monthly compensation in excess of the taxable Social Security monthly wage base, multiplied by the participant's years of service, not to exceed 30. IRS regulations limit the amount of compensation to be considered in benefit calculations to $160,000 in 1997, and varying amounts for prior years. Participants whose compensation is in excess of the IRS limits also participate in a non-qualified unfunded supplemental retirement plan. Benefits are calculated to provide the participant the same pension benefits as if there was no compensation limit.

     Based on the assumption that retirement occurs at age 65, the following table shows the approximate annual retirement benefit payable from either the funded or unfunded plan to salaried employees retiring in 1997, based on the benefit formula described below.

  AVERAGE                             YEARS OF SERVICE
   ANNUAL      --------------------------------------------------------------
COMPENSATION     10         15         20         25         30         35
------------   -------   --------   --------   --------   --------   --------
  $150,000     $20,742   $ 31,113   $ 41,484   $ 51,854   $ 62,225   $ 62,225
   175,000     $24,492   $ 36,738   $ 48,984   $ 61,229   $ 73,475   $ 73,475
   200,000     $28,242   $ 42,363   $ 56,484   $ 70,604   $ 84,725   $ 84,725
   250,000     $35,742   $ 53,613   $ 71,484   $ 89,354   $107,225   $107,225
   300,000     $43,242   $ 64,863   $ 86,484   $108,104   $129,725   $129,725
   350,000     $50,742   $ 76,113   $101,484   $126,854   $152,225   $152,225
   400,000     $58,242   $ 87,363   $116,484   $145,604   $174,725   $174,725
   450,000     $65,742   $ 98,613   $131,484   $164,354   $197,225   $197,225
   500,000     $73,242   $109,863   $146,484   $183,104   $219,725   $219,725
   550,000     $80,742   $121,113   $161,484   $201,854   $242,225   $242,225

     Compensation covered by the Defined Benefit Plan is a participant's salary and bonus, as shown in the Summary Compensation Table, whether or not such compensation has been deferred at the participant's election.

     The above table does not reflect limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on pensions paid under federal income tax qualified plans. However, an executive officer covered by the Company's unfunded program will receive the full pension to which he would be entitled in the absence of such limitations.

     The years of credited service under the Pension Plan for each individual named in the Summary Compensation Table are as follows: Mr. Forbes (18), Mr. Vander Heyden (35), Mr. Belan (13) and Mr. Dix (16). The current remuneration for these individuals for purposes of the Pension Plan is set forth in the Summary Compensation Table.

     In 1990, Messrs. Forbes, Vander Heyden and Dix agreed to the cancellation of substantially all of their post-retirement group term life insurance in exchange for an unfunded supplemental retirement plan. This plan provides for the payment of 20% of the participant's final monthly salary for 120 months after retirement. Assuming no increase in salary before retirement, they would be paid additional annual pensions of $68,750, $42,900, and $29,800, respectively. In 1995, Mr. James O. Wright, Chairman of the Board, and Chief Executive Officer from 1952-1986, was granted a supplemental retirement pension funded in part by existing life insurance policies. In 1997, Mr. Wright received $105,000 from this plan. In February of 1998, the company entered into an unfunded supplemental retirement agreement with Mr. Wright, which provides for payments of $140,000 per year commencing in March of 2000 for life. Mr. Belan is entitled to benefits under a non-qualified supplemental retirement plan for five years of service which he was granted at the time of his employment. The 13 years of credited service under the Pension Plan consists of five years under the non-qualified supplemental retirement plan and eight years under the qualified plan. Benefits are calculated to provide Mr. Belan with the same pension benefits as if all of his credited service was under the qualified plan.

BOARD MANAGEMENT REVIEW COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Review Committee of the Board of Directors. The Committee is composed of four non-employee directors. Following the Committee's review and approval, all matters related to their activities are reported to the full Board of Directors for approval.

     The charter of the Management Review Committee, as set forth in the bylaws, includes the following powers and duties:

           1. To recommend candidates to be nominated by the Board of Directors for election as directors of the Company at the next succeeding Annual Meeting of Shareholders;

           2. To recommend candidates to fill any unexpired term of the Board which may occur, and to consider nominees recommended by shareholders;

           3. To evaluate director performance;

           4. To review and consider management's program for the development and succession of management, including identifying and developing those individuals who have the character, intelligence, motivation, education, stamina, and can successfully perform management duties;

           5. To recommend candidates to be nominated by the Board of Directors for election as Corporate officers and to make recommendations to the Board of Directors on the ratification of the divisional officers;

           6. To evaluate the performance of the Corporate officers;

           7. To review and approve all forms of compensation and fringe benefits for all Corporate officers, except assistant officers;

           8. To review recommendations and to grant Stock Options in accordance with their respective plans;

           9. To review and approve annually the Corporate Incentive Plans and incentives to be paid;

          10. To review and recommend to the Board fees and compensation, including incentive compensation, of non-employee directors for service on the Board or its committees or to the Company in any capacity;

          11. To review and recommend to the Board all forms of compensation and fringe benefits paid to the non-executive chairman; and

          12. To submit to the Corporate Secretary minutes of each meeting held by the Committee.

The compensation policies which are used as a general guideline for the Committee as it carries out its powers and duties are:

          1. The design of executive pay programs should attract and retain qualified executive officers, motivate and reward performance;

          2. Achievement of annual incentive compensation levels requires attainment of performance goals as approved by the Management Review Committee;

          3. Long-term incentive programs must focus on the enhancement of shareholder value through the use of stock options and long-term cash incentives; and

          4. The Committee uses its judgment to achieve a fair and competitive compensation structure, utilizing both short-term and long-term plans, with fixed and variable components.

In making its decisions, the Management Review Committee reviews:

          1. Competitive compensation data for organizations of similar size and similar business activity, considering both base salary and bonus data separately and on a combined basis;

          2. Financial performance for the Company as a whole and various product lines, relative to prior year, the budget and other meaningful financial data; and

          3. Personal performance, including objectives approved by the Management Review Committee and on a discretionary basis, where appropriate.

     The compensation program for the executive officers of the Company involves base salaries, short-term annual cash incentive bonuses and a long-term program using stock options and cash incentives.

     Base Salaries. Salary rate ranges are established for each officer position. The rate ranges are reviewed annually by the Management Review Committee, using data supplied by an independent consulting firm, on organizations of similar size and similar business activity. The companies in the performance peer group set forth on page 14 is limited to publicly-held companies. The compensation survey incorporates all companies of similar size, including privately-held companies, and has a broader definition of similar business activity, thereby providing the best basis for evaluating compensation relative to the companies that compete with the Company for executives. The data includes both salaries and total cash compensation. This process has been consistently used by the Management Review Committee for the past 8 years. Based on a review of the data, the Management Review Committee approved a 4.0 percent increase in the rate ranges for 1998. The Management Review Committee approved a
3.5 percent increase in the rate ranges for 1997 at its January, 1997 meeting. The Company's policy is to pay executives at market, so the midpoint of the rate range reflects compensation for similar positions in organizations of similar size and similar business. Each of the individual officers' compensation falls within the appropriate rate range.

     In establishing the compensation of each officer, including the President/Chief Executive Officer, the Management Review Committee is given a five-year history, including base salary, short-term incentive awards, and long-term compensation programs. The Committee is also furnished with a schedule showing the Common Stock and Class B Common Stock ownership of each officer, including options and restricted shares.

     The base compensation for each employee is established by first determining the employee's position within the applicable rate range and then considering various performance factors. For those employees who are managers of a product line or a combination of product lines, the financial performance of that particular unit, relative to the prior year, the budget and the current economic condition of the market being served are considered. Other non-financial objectives examined include any change in market share, new product development, customer service and the quality attainment of various products. Because the philosophy of the Company is one of long-term goals and objectives, greater weight is given to the long-term factors and lesser weight to the annual financial performance for base compensation considerations.

     All annual salary increases for executive officers are effective February 1 of the current year. Base salary increases for 1998 approved by the Management Review Committee ranged from 2.5 to 7.4 percent, with the President/Chief Executive Officer being granted a 7.2 percent increase, after evaluation of the factors set forth above relative to each individual's circumstances and performance.

     Short-Term Incentive Plan. Under the short-term incentive plan, the maximum bonus payable is 50 percent of base salary for the President/Chief Executive Officer and 35-40 percent for the other officers. There are two factors to the short-term incentive plan, financial and objective. The financial factor, generally 25-40 percent of the overall bonus potential, is based on the attainment of a certain operating earnings threshold established for either the Company overall or the particular operating unit, approved at the beginning of each year by the Management Review Committee, and return on assets employed. The second factor, generally 10 percent of the incentive bonus potential, is a set of objectives for each officer, determined in advance and agreed to by the Management Review Committee. These objectives are non-financial and include such things as personnel development, product development, systems enhancements and compliance programs. Under the terms of the short-term incentive plan, bonuses cannot be paid on the objective factor unless the minimum goal, for the overall corporation or for one of the product lines, based on operating earnings, is met. For 1997, the bonuses for the executive officers range from a low of zero to a high of 50.0 percent. The President/Chief Executive Officer received a bonus of $172,500.

     In determining the individual short-term incentive awards, the financial factor was based on earnings before taxes for some of the corporate officers and operating earnings of selected product lines for those officers who have responsibility for these product lines.

     For 1998, the short-term incentive plan will still have the same payout percentages, but the targets will be operating earnings before taxes and return on assets employed for various corporate officers and operating earnings and return on assets employed for selected product lines for those officers who have responsibility for managing these product lines. In all cases, greater weight is assigned to the financial factor and less weight to the objective factor. The return on assets employed will be a maximum 5 percent of salary potential for the plan participants.

     Long-Term Incentive Plans/Stock Option Plans. A long-term compensation program, which includes the Company's 1989 Stock Option Plan (the "1989 Plan"), the 1993 Stock Option Plan (the "1993 Plan"), the 1995 Stock Option Plan (the "1995 Plan") and the 1997 Stock Option Plan (the "1997 Plan"), presents an opportunity for the officers to gain or increase their equity interests in the Company. All of the stock options are granted at the market price on the date of grant.

     For the year beginning January 1996, the Company established a long-term incentive plan which was amended in January 1997, whereby members of the management group could earn bonuses based upon increases in earnings per share over the prior year. A cash bonus is payable annually for four or five years, if the annual increase in earnings per share meet the objectives established by the Board of Directors. During the years, 1996-2000, the maximum annual bonus to be paid to a participant would be approximately 11.81 percent of his December 31, 1995 base salary. The Committee believes that the long-term incentive plan, based on increases in earnings per share, ties management compensation to the shareholders' interest and is reasonable compared to other publicly held companies of similar size.

     At the January 27, 1998 Management Review Committee meeting, no stock options were granted.

     Section 162(m) Limitations. It is anticipated all 1998 compensation to executives will be fully deductible under Section 162(m) of the Code and therefore the Management Review Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.

     The foregoing report has been approved by all members of the Committee.

                                          The Management Review Committee
                                            Donald J. Schuenke, Chairman
                                            Robert M. Hoffer
                                            Andrew J. Policano
                                            John J. Stollenwerk

        MANAGEMENT REVIEW COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Management Review Committee currently consists of Messrs. Schuenke, Hoffer, Policano and Stollenwerk. There are no Compensation Committee interlocks.

                               PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change since January 1, 1993 in (a) the total shareholder return on the Common Stock with (b) the total return on the American Stock Exchange Corporate Index and (c) the total return of a peer group made up of 14 companies in similar industries and with similar market capitalization as selected by an independent consulting firm. The graph assumes $100.00 invested on January 1, 1993. It further assumes the reinvestment of dividends. The returns of each component company in the peer group have also been weighted based on such company's relative market capitalization.

            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                          PEER GROUP AND BROAD MARKET
                                 [LINE GRAPH]

     MEASUREMENT
       PERIOD
       (FISCAL
        YEAR                 BADGER METER       PEER GROUP        BROAD MARKET
      COVERED)                   100.00            100.00            100.00
1993                             112.96            105.84            118.81
1994                             145.40            130.48            104.95
1995                             166.62            175.08            135.28
1996                             248.18            235.63            142.74
1997                             535.20            255.19            171.76


* Peer Group consists of Badger Meter, Inc., Bio/Rad Labs, Candela Laser Corp., CEM Corp., Frequency Electronics, Innovex, Inc., K-Tron International, Inc., Keithly Instruments, Inc., Lasertechnics, Inc., Medar, Inc., Moore Products Company, Newport Corp., Research Frontiers, Inc. and TSI, Inc.

           PROPOSED AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION

PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK AND CLASS B COMMON STOCK

     Badger Meter, Inc. believes that it is in the best interests of the Company and its shareholders to provide an adequate supply of authorized and unissued stock to provide flexibility by allowing shares to be issued without the expense and delay of a special shareholders' meeting unless it is otherwise required by law and to provide a supply of authorized but unissued shares which could be utilized for general corporate purposes, including but not limited to acquisitions, equity financings, stock dividends, and other stock distributions, as well as some additional flexibility in risk planning to address attempts to take control of the Company. Article Third of the Restated Articles of Incorporation as proposed to be amended is set forth in Appendix A.

     The Company believes its current supply of authorized but unissued shares does not provide the Company with adequate flexibility. On April 18, 1997, the Company effected a two-for-one stock split in the form of a 100% stock dividend, thereby doubling the number of shares of Common Stock issued and outstanding. In addition, as of the Record Date, approximately 600,000 shares of Common Stock were reserved for issuance pursuant to existing or potential stock options under the Company's current stock option plans and an additional 164,074 shares of Common Stock were reserved for distribution pursuant to the ESSOP. Of the 5,000,000 shares of Class B Common Stock presently authorized, 1,125,570 were issued and outstanding as of the Record Date. Each share of Class B Common Stock is convertible at the election of the holder thereof into one share of Common Stock. Accordingly, 1,125,570 shares of Common Stock are currently reserved in the event of the conversion of all issued and outstanding shares of Class B Common Stock.

     As of the Record Date, there were no understandings, agreements, plans or commitments legally obligating the Company to issue additional shares of Common Stock or Class B Common Stock. The proposed increase in the number of shares of Class B Common Stock is intended to allow the issuance of additional shares of Class B Common Stock in connection with any stock splits or dividends on the shares of Common Stock to maintain proportionality with a concurrent increased number of shares of Common Stock.

VOTE REQUIRED

     A majority of the votes present or represented at the Meeting (assuming a quorum is present) is required for approval of the Authorized Stock Amendment. The votes represented by the proxies received will be voted FOR approval of the adoption of the Authorized Stock Amendment, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. Consequently, any shares not voted at the Meeting, whether due to broker non-votes or otherwise (excluding abstentions), will have no impact on the outcome of the vote. Shares of Common Stock and Class B Common Stock as to which holders abstain from voting will be treated as votes against approval of the Authorized Stock Amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY SHAREHOLDERS VOTE FOR APPROVAL OF THIS AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.

PROPOSALS TO AMEND ARTICLE FIFTH

     Badger Meter, Inc. believes it is in the best interests of the Company and its shareholders to promote continuity and stability in the Board of Directors and thereby reduce the chance of disrupting the Company's strategic plans and long-term policies. By requiring at least two annual meetings of the shareholders in order to change the majority control of the Board of Directors, a majority of the directors at any given time will have prior experience as directors of the Company. This should have the effect of familiarizing the directors with the long-term objectives and strategies of the Company, and allowing the directors to better support management in its focus on the long-term best interests of the shareholders. Therefore, on February 13, 1998, the Board of Directors unanimously adopted and recommends that the shareholders consider and approve three amendments to Article Fifth of the Company's Restated Articles of Incorporation. These proposed amendments would:

     (a) Classify the Board of Directors into three classes, as nearly equal in number as possible, each of which, after an interim period, will serve for three years, with one class being elected each year (the "Classified Board Amendment").

     (b) Provide that a director may be removed from office by the shareholders only for cause (the "Director Removal Amendment").

     (c) Provide that Article Fifth can be amended, altered, changed or repealed only by the affirmative vote of shareholders holding at least seventy percent (70%) of the voting power of the then outstanding shares of all classes of capital stock of the Company, considered for this purpose as a single class (the "Supermajority Vote Amendment").

     The Classified Board Amendment, the Director Removal Amendment and the Supermajority Vote Amendment are sometimes individually referred to herein as an "Article Fifth Amendment" and are collectively referred to herein as the "Article Fifth Amendments". Article Fifth of the Restated Articles of Incorporation as proposed to be amended is set forth in Appendix B. The Company will not put any of these Article Fifth Amendments into effect unless all of these Article Fifth Amendments are approved and adopted by Company shareholders.

     The Company has Class B Common Stock with 10-to-1 voting power which is voted primarily by the Wright Family Voting Trust and the Badger Meter Officers' Voting Trust. Details of the beneficial ownership of the Class B Common Stock are set forth herein under "Stock Ownership of Management and Others". In light of the existence of the Class B Common Stock, there is no realistic possibility today of a hostile takeover of the Company. If, however, the existing voting control over the Company by the Wright Family Voting Trust and the Badger Meter Officers' Voting Trust were significantly dissipated (a situation which is not currently contemplated), the following potential adverse consequences could result from the adoption of the Article Fifth Amendments.

PROPOSAL TO DIVIDE THE BOARD OF DIRECTORS INTO THREE CLASSES

     The Classified Board Amendment may make it difficult to remove one or more directors not up for election in a given year, who in the opinion of the shareholders should be removed. In particular, shareholders may be precluded from replacing a director by simply voting for an alternative candidate at an annual election, because each director will stand for election only once every three years. At least two shareholder meetings, instead of one, will be required to effect a change in control of the Board. Accordingly, a classified Board limits shareholder participation in determining the management of the Company and restricts the ability of shareholders to replace directors annually.

     The Classified Board Amendment could also have the effect of deterring a third party from making a takeover proposal and thereby deprive shareholders of an opportunity to receive a premium over prevailing market prices for the Common Stock which might otherwise result from such action. Approval of the Classified Board Amendment will make more difficult or discourage a proxy contest, assumption of control or removal of an incumbent director even if such result might be considered by the Board or a majority of holders of Common Stock to be in their best interests. Accordingly, the Classified Board Amendment could have the effect of perpetuating the tenure of the Company's present management. The Board is not aware of any existing or planned effort on the part of any party to acquire control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change the Company's management in any way.

PROPOSAL TO REMOVE DIRECTORS FROM OFFICE ONLY FOR CAUSE

     The Company believes that the Classified Board Amendment is desirable because it will encourage continuity on the Board of Directors. The Director Removal Amendment restricts the ability of shareholders to remove a director other than for cause. Under current law, the shareholders can remove a Company director, with or without cause, by the affirmative vote of a majority of the outstanding shares at a meeting called for that purpose. The protective provision is not in any way designed to limit or impair the fiduciary duty each director has to serve the best interests of all shareholders. In light of the current existing voting control over the Company by the Wright Family Voting Trust and the Badger Meter Officers' Voting Trust, it is possible that the for cause requirement may actually serve to better protect the interests of minority shareholders by making the removal of a dissident director contingent on establishing cause.

     Although the for cause requirement could be adopted through an amendment to the By-laws of the Company, such a provision would be capable of removal by a majority vote of the directors. The incorporation of this provision into the Article Fifth Amendments would require action of shareholders holding at least seventy percent (70%) of the then outstanding voting power to remove the for cause requirement. While the Company believes that such a protective provision is necessary and appropriate to keep the Classified Board Amendment viable, it does restrict the ability of shareholders to remove a Company director. The Company believes that this limitation on the ability to remove a director is necessary to make the Classified Board Amendment effective. In the absence of the Director Removal Amendment, a hostile acquiror could circumvent the Classified Board Amendment by removing Company directors without cause. Since the Board has concluded that it is appropriate to have a classified Board, the Director Removal Amendment is necessary to make the Classified Board viable.

PROPOSAL TO REQUIRE SEVENTY PERCENT SHAREHOLDER VOTE TO AMEND ARTICLE FIFTH

     The Supermajority Vote Amendment is also designed to keep the Classified Board Amendment viable by limiting the ability of Company shareholders to make changes in the future to Article Fifth. Without this Supermajority Vote Amendment, a hostile acquiror could attempt to circumvent the Classified Board Amendment by seeking to amend the Company's Restated Articles of Incorporation to amend or remove the classified Board provisions. Although the Supermajority Vote Amendment does impose a higher threshold for shareholders desiring to amend Article Fifth in the future, the Company believes that such an amendment is appropriate in light of the benefits to be derived from the Classified Board Amendment.

VOTE REQUIRED

     A majority of the votes present or represented at the Meeting (assuming a quorum is present) is required for approval of each of the Classified Board Amendment, the Director Removal Amendment and the Supermajority Vote Amendment. The votes represented by the proxies received will be voted FOR approval of the adoption of each of the Article Fifth Amendments, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. Consequently, any shares not voted at the Meeting, whether due to broker non-votes or otherwise (excluding abstentions), will have no impact on the outcome of the vote. Shares of Common Stock and Class B Common Stock as to which holders abstain from voting will be treated as votes against approval of the appropriate Article Fifth Amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY SHAREHOLDERS VOTE FOR APPROVAL OF THESE AMENDMENTS TO ARTICLE FIFTH OF THE RESTATED ARTICLES OF INCORPORATION.

                              CERTAIN TRANSACTIONS

     The Company maintains a short-term credit line of $10,000,000 with Firstar Bank Milwaukee, N.A. During 1997, the maximum indebtedness under this short-term line of credit was $6,705,000. At February 27, 1998, $700,000 was the total indebtedness to Firstar Bank Milwaukee, N.A. Mr. Forbes and Mr. Manning are directors of Firstar Corporation (the parent corporation of Firstar Bank Milwaukee, N.A.). Mr. Stollenwerk is a director of Firstar Bank Milwaukee, N.A. The terms of the Company's credit lines with Firstar Bank Milwaukee, N.A. are comparable to those that would be obtained from an unaffiliated third party.

     The Company maintains a short-term credit line of $25,000,000 with the M&I Marshall & Ilsley Bank, a subsidiary of Marshall & Ilsley Corporation. During 1997, the maximum indebtedness under this short-term line of credit was $9,638,000. At February 27, 1998, $7,879,000 was the total indebtedness to the M&I Marshall & Ilsley Bank. Mr. James O. Wright is a director of Marshall & Ilsley Corporation. The terms of the Company's credit lines with the M&I Marshall & Ilsley Bank are comparable to those that would be obtained from an unaffiliated third party.

     Divisions of The Fall River Group supply castings to the Company. During 1997, the Company purchased $12,700,000 of castings from The Fall River Group. Charles F. Wright, the Chief Executive Officer of The Fall River Group, is a beneficiary of one of the trusts of which William C. Wright and William H. Alverson (who each report beneficial ownership of 8.1% of the Company's Class B Common Stock) are trustees. The amounts paid by the Company for the castings are at prevailing market rates.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, the Company's independent auditors for many years, has been selected to audit the Company and its subsidiaries for 1998.
Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that, during the year ended December 31, 1997, all reports required by Section 16(a) to be filed by the Company's insiders were filed on a timely basis.

                                 OTHER MATTERS

     THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997. THE COMPANY WILL PROVIDE A COPY OF THIS FORM 10-K REPORT WITHOUT CHARGE TO EACH PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OR CLASS B COMMON STOCK ON THE RECORD DATE FOR THE MEETING AND WHO SUBMITS A WRITTEN REQUEST FOR IT. REQUESTS FOR COPIES OF THE FORM 10-K SHOULD BE ADDRESSED TO SECRETARY, BADGER METER, INC., 4545 WEST BROWN DEER ROAD, P.O. BOX 23099, MILWAUKEE, WISCONSIN 53223.

     The cost of solicitation of proxies will be borne by the Company. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented to the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

     A shareholder wishing to include a proposal in the proxy statement for the 1999 Annual Meeting of Shareholders must forward the proposal to the Company by November 24, 1998.

                                                    Deirdre C. Elliott
                                                        Secretary

March 27, 1998

                                                                      APPENDIX A

                                 ARTICLE THIRD

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is forty (40) million shares, consisting of twenty (20) millions shares of a class designated "Common Stock" having a par value of one dollar ($1.00) per share, and twenty (20) million shares of a class designated "Class B Common Stock" of a par value of ten cents ($.10) per share. All issued shares of Common Stock, including shares held in the Treasury of the Corporation, shall continue to be designated Common Stock.

                                                                      APPENDIX B

                                 ARTICLE FIFTH

     1(a). There shall be a Board of Directors which shall consist of such number of Directors as shall from time-to-time be specified in the Bylaws but which shall not be less than three (3). The Directors shall be divided into three classes, designated Class I, Class II, and Class III, and all classes shall be as nearly equal in number as possible. The terms of office of the Directors initially classified shall be as follows: at the 1998 Annual Meeting of Shareholders, Class I Directors shall be elected for a one-year term expiring at the next Annual Meeting of Shareholders, Class II Directors shall be elected for a two-year term expiring at the second succeeding Annual Meeting of Shareholders, and Class III Directors shall be elected for a three-year term expiring at the third succeeding Annual Meeting of Shareholders. At each Annual Meeting of Shareholders after such initial classification, Directors to replace those whose terms expire at such Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting. Each Director shall hold office until the expiration of his term and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of Directors is changed, (a) any newly created directorships or any decrease in directorships shall be so portioned among the classes as to make all classes as nearly as equal as possible, and (b) when the number of Directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional Directors until, and the terms of the additional Directors shall expire at, the next Annual Meeting of Shareholders.

     1(b). Removal of Directors. A Director may be removed only for cause and only by the shareholders by the affirmative votes of a majority of the votes entitled to be cast upon removing him at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director and must state the reason or reasons why the Director is subject to removal.

     1(c). Amendments. Notwithstanding any other provision of these Restated Articles of Incorporation, the provisions of this Article Fifth shall be amended, altered, changed or repealed only by the affirmative vote of shareholders holding at least seventy percent (70%) of the voting power of the then outstanding shares of all classes of capital stock of the Company, considered for this purpose as a single class.

                                      PROXY
                       1998 ANNUAL MEETING OF SHAREHOLDERS
                               BADGER METER, INC.

        The undersigned does hereby constitute and appoint James O. Wright, James L. Forbes and Deirdre C. Elliott, or any one or more of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on FRIDAY, April 24, 1998, at The Milwaukee Club, 706 North Jefferson Street, Milwaukee, Wisconsin, at 8:30 a.m. local time, and any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Meeting or any adjournments or postponements thereof:

        1. To amend Article Fifth of the Restated Articles of Incorporation to provide for:
               (a) The division of the Board of Directors into three classes having staggered terms:
                   [] FOR             [] AGAINST            [] ABSTAIN

               (b) Limitations on the removal of directors; and
                   [] FOR             [] AGAINST            [] ABSTAIN

               (c) Higher voting requirements for shareholders to amend, alter or repeal Article FIFTH.
                   [] FOR             [] AGAINST            [] ABSTAIN


        2. Election of Directors     | | FOR all nominees listed below (except          | | WITHHOLD AUTHORITY
                                         as marked to the contrary below)                   to vote for all nominees listed below


     ONE-YEAR TERM: JAMES L. FORBES, CHARLES F. JAMES, JR., JOHN J. STOLLENWERK AND JAMES O. WRIGHT, JR. TWO-YEAR TERM: JAMES O. WRIGHT, ROBERT M. HOFFER AND ANDREW J. POLICANO. THREE-YEAR TERM: KENNETH P. MANNING, DONALD J. SCHUENKE AND PAMELA B. STROBEL.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

        3. To amend the Restated Articles of Incorporation to increase authorized shares of Common Stock from 5,000,000 to 20,000,000 and Class B Common Stock from 5,000,000 to 20,000,000;


            | | FOR            | | AGAINST            | | ABSTAIN

and

        4. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof,

hereby revoking any other Proxy heretofore executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       (to be signed on the other side)

                           (continued from other side)

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED AND FOR THE ARTICLE FIFTH AMENDMENTS AND THE AUTHORIZATION FOR ADDITIONAL SHARES.

                                            Dated                      , 1998
                                                  ---------------------

                                            Signed
                                                   -----------------------------
                                                    (Signature of Shareholder)

                                            Signed
                                                   -----------------------------
                                                    (Signature if Jointly Held)
                                                    Please sign exactly as
                                                    your name appears on your
                                                    stock certificate as shown
                                                    directly to the left. Joint
                                                    owners should each sign
                                                    personally. A corporation
                                                    should sign in full
                                                    corporate name by duly
                                                    authorized officers. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian, give
                                                    full title as such.


          PLEASE SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.
                           NO POSTAGE IS REQUIRED.